Exhibit 4.10

OMNIBUS WARRANT AMENDMENT

THIS OMNIBUS WARRANT AMENDMENT (this “Omnibus Warrant Amendment”) is made and entered into as of March 30, 2020, by and between DermTech, Inc., a Delaware corporation (the “Company”), and Paulson Investment Company, LLC (“Holder”).

RECITALS

WHEREAS, the Company previously issued to Holder (i) those certain warrants to purchase shares of common stock of the Company as set forth on Schedule A hereto (the “2016 Warrants”), and (ii) those certain warrants to purchase shares of Common Stock of the Company as set forth on Schedule B hereto (the “2017-18 Warrants,” and, together with the 2016 Warrants, the “Warrants”);

WHEREAS, the Company and Holder wish to amend the Warrants to (a) revise the net formula used to calculate the number of shares to be issued pursuant to a net exercise of the Warrants and (b) add registration rights for the Holder;

WHEREAS, pursuant to Section 11(a) of the Warrants, each of the Warrants may be amended by a written instrument referencing such Warrant and signed by the Company and Holder; and

WHEREAS, the Company and Holder desire to amend the Warrants as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein and in the Warrants, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendment to 2017-18 Warrants to Renumber Sections 2(b) through 2(f). Sections 2(b), 2(c), 2(d), 2(e), and 2(f) of each of the 2017-18 Warrants are hereby labeled as Sections 2(c), 2(d), 2(e), 2(f), and 2(g), respectively.

2.Amendment to the 2017-18 Warrants to Add New Section 2(b). After giving effect to the renumbering set forth in Item 1 of this Omnibus Warrant Amendment, Section 2 of each of the 2017-18 Warrants is hereby amended to add a new Subsection 2(b), which shall read as follows:

“(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X=        Y (A – B)

                          A

Where:

X	=	The number of Shares to be issued to the Holder
Y	=	The number of Shares purchasable under this Warrant or, if a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The fair market value of one Share (at the date of such calculation)
B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the closing bid price of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed, as applicable, on the first trading day preceding the date of determination of fair market value.”

3.Amendment to 2016 Warrants to Amend Section 2(b). Section 2(b) of each of the 2016 Warrants is hereby amended and restated in its entirety to read as follows:

“(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X=        Y (A – B)

                          A

Where:

X	=	The number of Shares to be issued to the Holder
Y	=	The number of Shares purchasable under this Warrant or, if a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The fair market value of one Share (at the date of such calculation)
B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the closing bid price of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed, as applicable, on the first trading day preceding the date of determination of fair market value.”

4.Amendment to Each of the Warrants to Add New Section 12.  A new Section 12 is hereby added to each of the Warrants and shall read as follows:

“12.Registration Rights.  If (but without any obligation to do so) the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holder) any of its common stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration (as defined below)), the Company shall, at such time, promptly give the Holder written notice of such registration.  Upon the written request of the Holder given within twenty (20) days after such notice is given by the Company, the Company shall use commercially reasonable efforts to cause to be registered under the Securities Act all of the Shares then issuable upon exercise of this Warrant that the Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 12 before the effective date of such registration, whether or not the Holder has elected to include any Shares in such registration.  The expenses of registering the Shares pursuant to this Section 12 shall be borne by the Company; provided, that, the Company shall have no obligation to pay for the fees or expenses of Holder’s counsel in connection with such registration.  For purposes of this Section 12, an “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares; (iv) a registration in which the only Company common stock being registered is common stock issuable upon conversion of debt securities that are also being registered; or (v) a registration involving an underwriting of shares of the Company’s capital stock.”

5.Warrant Schedule.  Holder acknowledges and agrees that, pursuant to Section 6 of each of the Warrants, the exercise price and number of shares of Company common stock underlying the Warrants, in each case as reflected on Schedule A and Schedule B hereto, as applicable, have been correctly adjusted to reflect the effects of (i) the business combination by and among the Company (formerly known as Constellation Alpha Capital Corp.), DermTech Operations, Inc. (formerly known as DermTech, Inc.), and DT Merger Sub, Inc., that occurred on August 29, 2019 (the “Business Combination”), and (ii) a one-for-two reverse stock split of the Company’s common stock that occurred following the Business Combination on August 29, 2019.

6.Effect of Amendment. Except as expressly modified by this Omnibus Warrant Amendment, the Warrants shall remain unmodified and in full force and effect.

7.Governing Law. This Omnibus Warrant Amendment shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof.

8.Counterparts. This Omnibus Warrant Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

10.Headings. The headings contained in this Omnibus Warrant Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Omnibus Warrant Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

COMPANY:

DERMTECH, INC.

By:	/s/ Kevin Sun

Name:	Kevin Sun

Title:	CFO

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDER:

PAULSON INVESTMENT COMPANY, LLC

By:	/s/ Alex Winks

Name:	Alex Winks

Title:	President and CFO

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

SCHEDULE A

2016 WARRANT SCHEDULE

Warrant No.	Warrant Issue Date	Pre-Business Combination and Pre-Reverse Split Share Amount	Post-Business Combination and Post-Reverse Split Share Amount	Pre-Business Combination and Pre-Reverse Split Exercise Price	Post-Business Combination and Post-Reverse Split Exercise Price
PA-Series C 001	12/29/2016	181	106	$5.54	$9.54
PA-Series C 002	12/29/2016	37	22	$5.54	$9.54
PA-Series C 003	12/29/2016	15	9	$5.54	$9.54
PA-Series C 004	12/29/2016	33	20	$5.54	$9.54
PA-Series C 005	12/29/2016	15	9	$5.54	$9.54
PA-Series C 006	12/29/2016	3,571	2,074	$5.54	$9.54
PA-Series C 007	12/29/2016	348	203	$5.54	$9.54
PA-Series C 008	12/29/2016	271	158	$5.54	$9.54
PA-Series C 009	12/29/2016	40	24	$5.54	$9.54
PA-Series C 010	12/29/2016	293	171	$5.54	$9.54
PA-Series C 011	12/29/2016	341	199	$5.54	$9.54
PA-Series C 012	12/29/2016	37	22	$5.54	$9.54
PA-Series C 013	12/29/2016	322	188	$5.54	$9.54
PA-Series C 014	12/29/2016	37	22	$5.54	$9.54
PA-Series C 015	12/29/2016	97	57	$5.54	$9.54
PA-Series C 016	12/29/2016	662	385	$5.54	$9.54
PA-Series C 017	12/29/2016	777	452	$5.54	$9.54
PA-Series C 018	12/29/2016	777	452	$5.54	$9.54
PA-Series C 019	12/29/2016	74	43	$5.54	$9.54
PA-Series C 020	12/29/2016	458	266	$5.54	$9.54
PA-Series C 021	12/29/2016	15	9	$5.54	$9.54
PA-Series C 022	12/29/2016	15	9	$5.54	$9.54
PA-Series C 023	12/29/2016	90	53	$5.54	$9.54
PA-Series C 024	12/29/2016	37	22	$5.54	$9.54
PA-Series C 025	12/29/2016	37	22	$5.54	$9.54

A-1

Warrant No.	Warrant Issue Date	Pre-Business Combination and Pre-Reverse Split Share Amount	Post-Business Combination and Post-Reverse Split Share Amount	Pre-Business Combination and Pre-Reverse Split Exercise Price	Post-Business Combination and Post-Reverse Split Exercise Price
PA-Series C 026	12/29/2016	74	43	$5.54	$9.54
PA-Series C 027	12/29/2016	30	18	$5.54	$9.54
PA-Series C 028	12/29/2016	3,571	2,074	$5.54	$9.54
PA-Series C 029	12/29/2016	37	22	$5.54	$9.54
PA-Series C 030	12/29/2016	19	12	$5.54	$9.54
PA-Series C 031	12/29/2016	74	43	$5.54	$9.54
PA-Series C 032	12/29/2016	1,239	720	$5.54	$9.54
PA-Series C 033	12/29/2016	2,061	1,197	$5.54	$9.54
PA-Series C 034	12/29/2016	17	10	$5.54	$9.54
PA-Series C 035	12/29/2016	3,571	2,074	$5.54	$9.54
PA-Series C 036	12/29/2016	1,323	769	$5.54	$9.54
PA-Series C 037	12/29/2016	324	189	$5.54	$9.54
PA-Series C 038	12/29/2016	19	12	$5.54	$9.54
PA-Series C 039	12/29/2016	348	203	$5.54	$9.54
PA-Series C 040	12/29/2016	1,334	775	$5.54	$9.54
PA-Series C 041	12/29/2016	15	9	$5.54	$9.54
PA-Series C 042	12/29/2016	3	2	$5.54	$9.54
PA-Series C 043	12/29/2016	37	22	$5.54	$9.54

A-2

SCHEDULE B

2017-18 WARRANT SCHEDULE

Warrant No.	Warrant Issue Date	Pre-Business Combination and Pre-Reverse Split Share Amount	Post-Business Combination and Post-Reverse Split Share Amount	Pre-Business Combination and Pre-Reverse Split Exercise Price	Post-Business Combination and Post-Reverse Split Exercise Price
PA-Series C 043	12/31/2017	497	289	$5.54	$9.54
PA-Series C 044	12/31/2017	8,439	4,901	$5.54	$9.54
PA-Series C 045	12/31/2017	126	74	$5.54	$9.54
PA-Series C 046	12/31/2017	452	263	$5.54	$9.54
PA-Series C 047	12/31/2017	958	557	$5.54	$9.54
PA-Series C 048	12/31/2017	786	457	$5.54	$9.54
PA-Series C 049	12/31/2017	542	315	$5.54	$9.54
PA-Series C 050	12/31/2017	786	457	$5.54	$9.54
PA-Series C 051	12/31/2017	580	337	$5.54	$9.54
PA-Series C 052	12/31/2017	497	289	$5.54	$9.54
PA-Series C 053	12/31/2017	145	85	$5.54	$9.54
PA-Series C 054	12/31/2017	8,439	4,901	$5.54	$9.54
PA-Series C 055	12/31/2017	773	449	$5.54	$9.54
PA-Series C 056	12/31/2017	8,439	4,901	$5.54	$9.54
PA-Series C 057	12/31/2017	980	570	$5.54	$9.54
PA-Series C 058	12/31/2017	6,635	3,854	$5.54	$9.54
PA-Series C 059	12/31/2017	893	519	$5.54	$9.54
PA-Series C 060	12/31/2017	2,469	1,434	$5.54	$9.54
PA-Series C 061	12/31/2017	993	577	$5.54	$9.54
PA-Series C 062	12/31/2017	8,924	5,183	$5.54	$9.54
PA-Series C 063	5/31/2018	462	269	$5.54	$9.54
PA-Series C 064	5/31/2018	8,113	4,712	$5.54	$9.54
PA-Series C 065	5/31/2018	786	457	$5.54	$9.54
PA-Series C 066	5/31/2018	190	111	$5.54	$9.54
PA-Series C 067	5/31/2018	832	484	$5.54	$9.54

B-1

Warrant No.	Warrant Issue Date	Pre-Business Combination and Pre-Reverse Split Share Amount	Post-Business Combination and Post-Reverse Split Share Amount	Pre-Business Combination and Pre-Reverse Split Exercise Price	Post-Business Combination and Post-Reverse Split Exercise Price
PA-Series C 068	5/31/2018	2,906	1,688	$5.54	$9.54
PA-Series C 069	5/31/2018	462	269	$5.54	$9.54
PA-Series C 070	5/31/2018	109	64	$5.54	$9.54
PA-Series C 071	5/31/2018	8,113	4,712	$5.54	$9.54
PA-Series C 072	5/31/2018	4,263	2,476	$5.54	$9.54
PA-Series C 073	5/31/2018	8,113	4,712	$5.54	$9.54
PA-Series C 074	5/31/2018	5,704	3,313	$5.54	$9.54
PA-Series C 075	5/31/2018	832	484	$5.54	$9.54
PA-Series C 076	5/31/2018	924	537	$5.54	$9.54
PA-Series C 077	5/31/2018	8,309	4,826	$5.54	$9.54

B-2